EXHIBIT 11

                        DVL, INC.  and Subsidiaries
                     Computation of Earnings Per Share
               (in thousands except share and per share data)
                                (unaudited)

                                                      Three Months Ended
                                                         September 30,
                                                -------------------------------
                                                    2001               2000
                                                ------------       ------------

Income before extraordinary gain                $        354       $         43

Extraordinary gain                                        --                107

                                                ------------       ------------
Net Income                                               354                150
                                                ============       ============

Weighted average number of common
 shares outstanding - basic                       16,560,450         16,560,450

Shares issuable upon exercise of
 dilutive options and warrants                   116,922,384        113,097,546

Less shares assumed repurchased                  (25,626,482)       (22,543,082)
                                                ------------       ------------
Weighted average number of common
 shares outstanding - diluted                    107,856,352        107,114,914
                                                ============       ============
Basic earnings per share:
Income before extraordinary gain                $        .02       $        .00
 Extraordinary gain                                      .00                .01
                                                ------------       ------------
Net Income                                      $        .02       $        .01
                                                ============       ============
Diluted earnings per share:
 Income before extraordinary gain               $        .00       $        .00
 Extraordinary gain                                      .00                .00
                                                ------------       ------------
Net Income                                      $        .00       $        .00
                                                ============       ============

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EXHIBIT 11

                           DVL, INC. and Subsidiaries
                        Computation of Earnings Per Share
                 (in thousands except share and per share data)
                                   (unaudited)


                                                      Nine Months Ended
                                                        September 30,
                                               -------------------------------
                                                   2001               2000
                                               ------------       ------------

Income (loss) before extraordinary gain        $        842       $        (64)

Extraordinary gain                                       14                256

                                               ------------       ------------
Net Income                                              856                192
                                               ============       ============

Weighted average number of common
 shares outstanding - basic                      16,560,450         16,560,450

Shares issuable upon exercise of
 dilutive options and warrants                  143,513,576                 --

Less shares assumed repurchased                 (31,723,486)                --
                                               ------------       ------------
Weighted average number of common
 shares outstanding - diluted                   128,350,540         16,560,450
                                               ============       ============
Basic earnings per share:
Income (loss) before extraordinary gain        $        .05       $       (.00)
 Extraordinary gain                                     .00                .01
                                               ------------       ------------
Net Income                                     $        .05       $        .01
                                               ============       ============
Diluted earnings per share:
 Income (loss) before extraordinary gain       $        .01       $       (.00)
 Extraordinary gain                                     .00                .01
                                               ------------       ------------
Net Income                                     $        .01       $        .01
                                               ============       ============